                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                       PEMBRIDGE VALUE OPPORTUNITY FUND LP
                        PEMBRIDGE CAPITAL MANAGEMENT LLC
                       CRESCENDO PARTNERS II L.P. SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                 TIMOTHY E. BROG
                                  ARNAUD AJDLER
                                  JOHN J. JONES
                           TOPPS FULL VALUE COMMITTEE
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the
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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (4)  Date Filed:

                                      -2-

         On May 17,  2006,  the Topps Full Value  Committee  (the  "Committee"),
together  with the other  participants  (as defined  below),  made a preliminary filing with the Securities and Exchange  Commission ("SEC") of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees and certain non-binding business proposals at the
2006 annual  meeting of  stockholders  (the "2006 Annual  Meeting") of The Topps
Company, Inc., a Delaware corporation (the "Company").

         Item 1: On May 22,  2006,  the  following  news story was  published by
Crain's New York Business publication:

FIGHT TO BE ON TOPPS
LIMPING BASEBALL CARD ICON FACES SHAREHOLDER REVOLT
By AARON ELSTEIN
Published on May 22, 2006

Sitting in his  22nd-floor  office in midtown,  Timothy Brog can clearly see the future of Topps Inc.,  maker of America's  favorite  baseball  trading cards and
Bazooka  bubblegum.  The hedge fund manager  envisions  Topps turning its famous brands  into a  licensing  gold  mine and  plastering  them on  everything  from
T-shirts and mugs to an array of sports gear.

"Topps is a great name,  but it has been terribly  managed,"  says Mr. Brog, who has a history of pressuring underperforming executive teams to take action.

Trouble is, Mr. Brog  doesn't run  Topps--Chairman  and Chief  Executive  Arthur
Shorin does.  And Mr.  Shorin,  who has worked there for 48 years and run it for
26,  shows  no sign of  going  anywhere.  Rather  than sit back and wait for Mr.
Shorin to retire, Mr. Brog teamed up with another hedge fund last week to launch a formal proxy fight for control of the company.

The  effort of the two  firms,  which  together  own 2 million  shares of Topps, hinges  largely on their  ability to win the backing of a few big  shareholders, including Private Capital Management and Merrill Lynch & Co., which together own about 40% of the stock.  The matter is  expected to come to a head at the annual meeting in July.

"Topps' top shareholders are known for being  independent  thinkers," says Bruce
Goldfarb,   a  senior  managing   director  at  proxy  advisory  firm  Georgeson
Shareholder. "This will be a really interesting battle."

STAGNATION

Mr.  Brog hopes to use a vast pool of  shareholder  discontent,  fed by years of slipping  performance,  to replace Mr. Shorin and two other  directors on Topps'
nine-member board.

Fiscal 2006 net income was a minuscule  $1.2  million,  down 99% from five years earlier,  when Topps rode the Pokemon craze as the U.S. licensee for the trading cards.  Revenue has stagnated at just under $300 million, and Topps' share price

                                      -3-

has fallen more than 10%. In contrast,  the Dow Jones U.S. Food  Products  Index has risen more than 40% since 2001.

"The  company has been  moribund  for the last three to five years," says Dennis
McAlpine,  an analyst at  research  firm  McAlpine  Associates.  "Give  Topps 10 choices to do something, and management will say no to every one."

While he  acknowledges  that results have been  disappointing,  Mr. Shorin cites factors that he insists were beyond his control,  including  rising sugar prices and the 80% industrywide drop in sports-card sales since 1991.

He predicts a turnaround, driven by a relaunch of the Bazooka brand this summer, new  executives  he has  recruited  and his  retention  (in 2005) of a licensing consultant.

"We have  been in a  struggle  for a few  years,  and  most of our  shareholders understand that," Mr. Shorin says. "They also understand we have a good future."

Last year, he asked Lehman  Brothers to explore a sale of Topps' candy business, but he  ultimately  called  off the  auction.  Mr.  Shorin has also cut costs by eliminating  8% of the  workforce,  shifting  some  manufacturing  operations to
Mexico and freezing the employee pension plan.

But those steps have shaved just $2.5 million  from Topps'  overhead tab of $100 million--stunningly high for a company with such sluggish sales.

Mr.  Shorin  sees the proxy fight as a  distraction  and has some advice for his would-be  successors.  "Everyone who goes to a bullfight says it looks easy," he says. "But get yourself in the ring with the bull and see how easy it is."

That refrain is all too familiar to Mr. Brog and the other dissidents, who blame
Mr. Shorin's long-running,  ultracautious reign and insular management style for
Topps' problems.

Mr. Shorin's  son-in-law is president and in line to succeed him at the company, which was co-founded by Mr. Shorin's father 68 years ago. Critics also point out that Topps has more than $80 million of cash and  short-term  investments on its books but has rejected most opportunities to put the money to work.

AN ENIGMA

Mr. Brog wants Topps to become a product licensing machine in the gilded mold of comic-book  giant Marvel  Entertainment  and Crayola  maker Binney & Smith.  The concept has been bandied about for years on Wall Street,  where it has plenty of support.

"Topps has a room in their headquarters full of stuff like T-shirts and baseball bats from people who want the company to lend its name to their  product,"  says
Jefferies & Co. analyst Robert Routh. "Why management hasn't done anything is an enigma to me."

                                      -4-

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

         The Topps Full Value  Committee  filed with the Securities and Exchange
Commission   ("SEC")  on  May  17,  2006  a  preliminary   proxy  statement  and
accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director  nominees and certain  business  proposals for use at the 2006
Annual Meeting.  The Committee  strongly advises all Topps  stockholders to read the proxy statements and other proxy materials as they become available  because they contain important information.

STOCKHOLDERS  WILL BE ABLE TO OBTAIN  FREE COPIES OF THE PROXY  STATEMENT  FILED
WITH THE SEC BY THE TOPPS FULL VALUE COMMITTEE THROUGH THE WEBSITE MAINTAINED BY
THE SEC AT  WWW.SEC.GOV.  IN  ADDITION,  INVESTORS  WILL BE ABLE TO OBTAIN  FREE
COPIES OF THE PROXY  STATEMENT FROM THE TOPPS FULL VALUE COMMITTEE BY CONTACTING
TIMOTHY BROG,  PEMBRIDGE  CAPITAL,  708 THIRD  AVENUE,  NEW YORK, NY 10017 OR BY
CALLING D.F. KING & CO., INC. AT (800) 628-8532.

THE PARTICIPANTS IN THE PROXY  SOLICITATION ARE PEMBRIDGE VALUE OPPORTUNITY FUND
LP, A DELAWARE LIMITED PARTNERSHIP, PEMBRIDGE CAPITAL MANAGEMENT LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  TIMOTHY E. BROG, CRESCENDO PARTNERS II, L.P., SERIES
Y, A DELAWARE  LIMITED  PARTNERSHIP,  CRESCENDO  INVESTMENTS II, LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  CRESCENDO ADVISORS LLC, A DELAWARE LIMITED LIABILITY
COMPANY, ERIC ROSENFELD, ARNAUD AJDLER AND JOHN J. JONES.

INFORMATION  CONCERNING THE PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION
IS SET FORTH IN THE PROXY STATEMENT FILED WITH THE SEC.